UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 10, 2014

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 1 - Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On January 10, 2014, Visualant, Inc. (the “Company”) entered into a Demand Promissory Note with Mr. Erickson, our Chief Executive Officer and/or entities in which Mr. Erickson has a beneficial interest, for $200,000. The Note provides for interest of 3% per annum and is due March 31, 2014.

The foregoing description of the Demand Promissory Note is qualified in its entirety by reference to the Demand Promissory Note, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, incorporated by reference into this 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Demand Promissory Note dated January 10, 2014 by and between Visualant, Inc. and J3E2A2Z LP, an entity affiliated with Ronald P. Erickson, our Chief Executive Officer. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Mark Scott
Mark Scott, CFO

January 15, 2014